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                              [DELOITTE & TOUCHE]


November 11, 1998


Securities and Exchange Commission
Mail Stop 9-5
450 5th Street, N.W.
Washington, D.C. 20549

Dear Sirs/Madams:

We have read and agree with the comments in Item 4 of Form 8-K of Omnis Technology Corporation dated November 10, 1998.


Yours truly,


/s/ DELOITTE & TOUCHE LLP